SCHEDULE 14C INFORMATION
                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934


Check the appropriate box:

|_|  Preliminary Information Statement
|_|  Confidential, for Use of the Commission Only (as permitted by
     Rule 14c-5(d)2))
|X|  Definitive Information Statement


                       MEDSTRONG INTERNATIONAL CORPORATION
                  (Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required

|_|   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

1.    Title of each class of securities to which transaction applies:

2.    Aggregate number of securities to which transaction applies:

3. Per unit price or other underlying value of transaction, computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.    Proposed maximum aggregate value of transaction:

5.    Total fee paid:

|_|   Fee paid previously with preliminary materials.


|_|   Check box if any part of the fee is offset as provided by Exchange Act
Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1. Amount Previously Paid:
2. Form Schedule or Registration Statement No.:
3. Filing Party:
4. Date Filed:


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                       SCHEDULE 14C INFORMATION STATEMENT
            Pursuant to Regulation 14C of the Securities Exchange Act
                               of 1934, as amended


                       MEDSTRONG INTERNATIONAL CORPORATION
                          350 Bedford Street, Suite 203
                           Stamford, Connecticut 06901
                            Telephone: (203) 352-8807

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY


This Information Statement is being furnished to our shareholders on behalf of our board of directors pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, for the purpose of informing our shareholders of an amendment to our Articles of Incorporation to effect a 1 for 75 reverse stock split of our outstanding common stock. This Information Statement is being furnished to the shareholders of record of our common stock, par value $.001 per share, on the record date as determined by our board of directors to be the close of business on October 6, 2006.

Our board of directors on September 11, 2006, approved the amendment to our Articles of Incorporation to effect a 1 for 75 reverse stock split of our outstanding common stock. Our Company thereafter on September 14, 2006 received the written consent from shareholders of our company holding a majority of the outstanding shares of our common stock. Upon the expiration of the 20 day period required by Rule 14c-2 and in accordance with the provisions of the General Corporation Law of the State of Delaware, our Company intends to file a Certificate of Amendment to our Articles of Incorporation to effect the 1 for 75 reverse stock split of our outstanding common stock. The Certificate of Amendment will not be filed until at least 20 days after we file the Information Statement with the Securities and Exchange Commission and deliver the Information Statement to our shareholders of record.

The proposed Certificate of Amendment, attached hereto as Appendix A, will become effective when it has been accepted for filing by the Secretary of State of the State of Delaware. We anticipate that our Company will file the Certificate of Amendment 20 days after the Definitive Information Statement is first mailed to our shareholders.

The entire cost of furnishing this Information Statement will be borne by our Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our common stock held on the record date.

Our board of directors has fixed the close of business on October 6, 2006, as the record date for determining the holders of our common stock who are entitled to receive this Information Statement. As of the record date, there were 114,998,000 shares of our common stock issued and outstanding. We anticipate that this Information Statement will be mailed on or about October 11, 2006, to our shareholders of record.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENT TO OUR ARTICLES OF INCORPORATION.


WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THIS IS NOT AN OFFER TO PURCHASE YOUR SHARES.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, none of the following persons have any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1. any director or officer of our company since January 1, 2005, being the commencement of our last completed audited financial year;

2.    any proposed nominee for election as a director of our company; and

3.    any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officers are set forth below in the section entitled "Principal Shareholders and Security Ownership of Management".



PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

The following table contains information relating to the beneficial ownership of Common Stock by members of the Board of Directors and the Company's officers as a group, as well as certain other beneficial owners as of September 8, 2006. Information as to the number of shares of Common Stock owned and the nature of ownership has been provided by these individuals or is based on Schedules 13D, or amendments thereto, received by the Company as filed with the Securities and Exchange Commission, or other information, and is not within the direct knowledge of the Company. Unless otherwise indicated, the named individuals possess sole voting and investment power with respect to the shares listed.


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

Name and Address of
Beneficial Owner           Shares Beneficially Owned (1) (2)
                                      Number                       Percent
--------------------------------------------------------------------------------

Jeanine M. Folz (3)                 2,000,000                        1.71%

Robert M. Cohen (4)                   731,340                         .63%

Joel San Antonio (5)               13,320,000                       11.58%

Silver Lake Capital
Partners, Inc. (6)                 42,000,000                       36.52%

Mountain View Capital
Partners, Inc. (7)                 40,000,000                       34.78%

All current directors and
executive officers of
MedStrong, as a group (3)(4)        2,731,340                        2.34%
 (2 persons)

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Unless otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned.

(2) The number and percentage of shares beneficially owned are based on 114,998,000 shares of common stock issued and outstanding as of September 8, 2006. Except as disclosed as to Ms. Folz and Mr. Cohen, none of the above listed stockholders have the right to acquire beneficial ownership of any shares of the Company's common stock within 60 days after the date of this Information Statement.

(3) Ms. Folz's address is c/o Medstrong International Corporation, 350 Bedford St., Stamford, CT 06901. Ms. Folz has the right to acquire 2,000,000 shares of common stock as follows: 750,000 shares at a price of $.05 per share, pursuant to options, 250,000 of which expire November 15, 2014, 250,000 of which expire February 13, 2015, and 250,000 of which expire May 14, 2015; 250,000 shares at a price of $.021 per share, which expire August 14, 2015; 750,000 shares at a price of $.02 per share, 250,000 of which expire November 14, 2015, 250,000 of which expire February 14, 2016, and 250,000 of which expire May 15, 2016; and 250,000 shares at a price of $.03 per share, which expire August 15, 2016.

(5) Mr. Cohen, as a result of his majority ownership of Robert M. Cohen & Co. Inc., the underwriter of the Company's initial public offering, holds warrants, expiring December 31, 2009, to purchase 365,670 units, each unit consisting of one share of the Company's common stock and one warrant, expiring December 31, 2009, to purchase the Company's common stock for a purchase price of $.40 per share, at a purchase price of $.40 per unit. Mr. Cohen's address is c/o Medstrong International Corporation, 350 Bedford St., Stamford, CT 06901.

(5) Shares owned by Mr. San Antonio include an aggregate of 1,000,000 shares held by Mr. San Antonio as custodian for his two minor children and 250,000 shares owned by Mr. San Antonio's wife, as to which 250,000 shares Mr. San Antonio disclaims beneficial ownership. Mr. San Antonio's address is c/o Warrantech Corporation, 350 Bedford St. #203, Stamford, CT 06901.


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

(6) The address for Silver Lake Capital Partners, Inc. is 21218 St. Andrews Blvd., #610, Boca Raton, Florida 33433. Mr. Herbert Tabin is the President of Silver Lake Capital Partners, Inc.

(7) The address for Mountain View Capital Partners, Inc. is 9858 Clintmoore Road, C-111, #300, Boca Raton, Florida 33496. Mr. Gary Schultheis is the President of Mountain View Capital Partners, Inc.

As of the record date, there were 114,998,000 shares of common stock issued and outstanding, with a par value of $.001 per share, in the capital of our company. Each share of our company's common stock is entitled to one vote.

AMENDMENT TO OUR COMPANY'S ARTICLES

Reverse Split of Outstanding Common Stock

      The Board of Directors of the Company on September 11, 2006, adopted a resolution approving and recommending to the Company's stockholders for their approval an amendment (the "Amendment") to the Company's Articles of Incorporation to effect a 1 for 75 reverse stock split of our outstanding common stock. The reverse stock split, when implemented, will not change the number of authorized shares of common stock or the par value of the common stock. Except for any changes as a result of the treatment of fractional shares, each stockholder who owns 75 or more shares will hold the same percentage of common stock outstanding immediately following the reverse stock split as the stockholder did immediately prior to the reverse stock split.

      On the record date, we had 114,998,000 shares of our common stock issued and outstanding. The Amendment provides that each seventy-five (75) shares of our common stock outstanding immediately prior to the Effective Date of the Amendment (the "Old Shares") will be automatically converted into one (1) share of our common stock (the "New Shares"), thereby reducing the number of outstanding shares of our common stock to approximately 1,533,306 shares, subject to rounding or the issuance of additional shares of our common stock. The Amendment does not change the par value of our common stock or the number of shares of our common stock authorized for issuance. We have no present intention, however, to issue any additional shares of our common stock before the Effective Date of the Amendment.

Purpose and Effect of Amendment.

      Our common stock is currently quoted on the OTC Bulletin Board under the symbol "MSRG.OB" On September 20, 2006, the last day on which our common stock traded, the last sale price of our common stock was $0.025 per share. Our Board of Directors believes that our relatively low per-share market price of our common stock impairs the acceptability of our common stock to potential acquisition candidates and certain members of the investing public, including institutional investors, as well as adversely affecting our ability to raise additional working capital.


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

      As disclosed in our public reports filed with the Securities and Exchange Commission, our Board of Directors has determined that our business model should be re-evaluated to that of acquisition of another business, not necessarily in the pharmaceutical area, through a business combination. As of the date of this Information Statement, we are focusing our efforts on identifying a business to acquire in preference to identifying pharmaceutical related possible investments. As of this date, we have not entered into any agreements relating to any such acquisitions.

      Potential acquisition candidates may find the low price of our stock unattractive which may preclude us from locating and acquiring an operating business. We have not yet identified any such opportunities, and we cannot assure you that we will be able to identify any appropriate business opportunities, or, if identified, that we will be able to close a transaction which is inevitably beneficial to our stockholders.

      For these reasons our Board of Directors has chosen to adopt and recommend the Amendment. We are not, however, a party to any binding agreement, acquisition agreement or agreement to raise additional working capital, nor can we be certain that the reverse stock split will have a long-term positive effect on the market price of our common stock, or increase our abilities to enter into acquisition or financing arrangements in the future.

      The market price of our common stock is also based on factors which may be unrelated to the number of shares outstanding. These factors include our performance, general economic and market conditions and other factors, many of which are beyond our control. The market price per new share of the New Shares may not rise or remain constant in proportion to the reduction in the number of Old Shares outstanding before the reverse stock split. Accordingly, the total market capitalization of common stock after the reverse stock split may be lower than the total market capitalization before the reverse stock split. In the future, the market price of common stock following the reverse stock split may not equal or exceed the market price prior to the reverse stock split.

      The reverse stock split will affect all of the holders of our common stock uniformly. Any fractional shares existing as a result of the reverse stock split shall be rounded to the next higher whole number to those stockholders who are entitled to receive them as a consequence of the reverse stock split. On the Effective Date of the Amendment, each stockholder will own a reduced number of shares of our common stock, but will hold the same percentage of the outstanding shares as the stockholder held prior to the Effective Date of the Amendment.

      The liquidity of our common stock may be adversely affected by the reduced number of shares outstanding after the reverse stock split. In addition, the split will increase the number of stockholders who own odd-lots. An odd-lot is fewer than 100 shares. Such stockholders may experience an increase in the cost of selling their shares and may have greater difficulty in making sales.


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

      The reverse stock split will not affect the par value of our common stock. As a result, on the Effective Date of the Amendment, the stated capital on our balance sheet attributable to our common stock will be reduced in proportion with the reverse stock split and our additional paid-in capital account will be credited with the amount by which the stated capital is reduced. These accounting entries will have no impact on total stockholders' equity. All share and per share information will be retroactively adjusted following the Effective Date of the Amendment to reflect the reverse stock split for all periods presented in future filings.

      The reverse stock split will have the following effects upon our common stock:

      * The number of shares owned by each holder of common stock will be reduced seventy-five fold;
      * The number of shares of our common stock which will be issued and outstanding after the reverse stock split will be reduced from 114,958,000 shares to approximately 1,533,306 shares;
      * The per share loss and net book value of our common stock will be increased because there will be a lesser number of shares of our common stock outstanding;
      *     The par value of the common stock will remain $0.001 per share;
      * The stated capital on our balance sheet attributable to the common stock will be decreased 75 times its present amount and the additional paid-in capital account will be credited with the amount by which the stated capital is decreased; and
      * All outstanding options, warrants, and convertible securities entitling the holders thereof to purchase shares of common stock will enable such holders to purchase, upon exercise thereof, 75 times fewer of the number of shares of common stock which such holders would have been able to purchase upon exercise thereof immediately preceding the reverse stock split, at the same aggregate price required to be paid therefor upon exercise thereof immediately preceding the reverse stock split.


      The shares of common stock after the reverse stock split will be fully paid and non-assessable. The Amendment will not change any of the other the terms of our common stock. The shares of common stock after the reverse stock split will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the shares of common stock prior to the reverse stock split.

      Because the number of authorized shares of our common stock will not be reduced, an overall effect of the reverse split of the outstanding common stock will be an increase in authorized but unissued shares of our common stock. These shares may be issued by our Board of Directors in its sole discretion. Any future issuance will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of our common stock.

      Our common stock will be quoted on the OTC Bulletin Board at the post-split price on and after the Effective Date of the Amendment.

      Following the reverse split, the share certificates representing the shares will continue to be valid. In the future, new share certificates will be issued reflecting the reverse stock split, but this in no way will affect the validity of your current share certificates. The reverse split will occur on the Effective Date of the Amendment without any further action on the part of our stockholders. After the Effective Date of the Amendment, each share certificate representing the shares prior to the reverse stock split will be deemed to represent 1/75th of the number of shares shown on the certificate. Certificates representing the shares after the reverse stock split will be issued in due course as share certificates representing shares prior to the reverse stock split are tendered for exchange or transfer to our transfer agent. We request that stockholders do not send in any of their stock certificates at this time.

As applicable, new share certificates evidencing New Shares following the reverse stock split that are issued in exchange for share certificate issued prior to the reverse stock split representing Old Shares that are restricted shares will contain the same restrictive legend as on the old certificates. Also, for purposes of determining the term of the restrictive period applicable to the New Shares after the reverse stock split, the time period during which a stockholder has held their existing pre-split Old Shares will be included in the total holding period.


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

Certain Federal Income Tax Consequences

The reverse stock split should not result in any recognition of gain or loss. The holding period of the New Shares will include the stockholder's holding period for the corresponding Old Shares owned prior to the reverse stock split. The adjusted basis of the New Shares (including the original shares) will be equal to the adjusted basis of a stockholder's original shares.

Notwithstanding the foregoing, the federal income tax consequences of the receipt of an additional share in lieu of a fractional interest is not clear but may result in tax liabilities which should not be material in amount in view of the low value of the fractional interest. Our beliefs regarding the tax consequence of the reverse stock split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above. This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident foreign individuals, broker-dealers and tax exempt entities. The state and local tax consequences of the reverse stock split may vary significantly as to each stockholder, depending upon the state in which he or she resides.

      The foregoing summary is included for general information only. Accordingly, stockholders are urged to consult their own tax advisors with respect to the Federal, State and local tax consequences of the reverse stock split.

SHAREHOLDER APPROVAL OF PROPOSED AMENDMENTS

Our company obtained shareholder approval for the amendment to effect the 1 for 75 reverse stock split of our outstanding common stock by written consent on September 14, 2006, from two shareholders holding 82,000,000, or 71.3%, of the issued and outstanding shares of our common stock. The amendment authorizing the reverse split in our outstanding common stock will not become effective until
(i) we file the Information Statement with the Securities and Exchange Commission, (ii) at least 20 days after we deliver the Information Statement to our shareholders of record and (iii) the Certificate of Amendment has been accepted for filing by the Secretary of State of the State of Delaware.

DISSENTERS' RIGHTS

Pursuant to the General Corporation Law of the State of Delaware, shareholders of our common stock are not entitled to dissenters' rights of appraisal with respect to the 1 for 75 reverse stock split of our outstanding common stock.

FINANCIAL AND OTHER INFORMATION

For more detailed information on our Company, including financial statements, you may refer to our Form 10-KSB and other periodic reports filed with the Securities and Exchange Commission from time to time. Copies are available on the Securities and Exchange Commission's EDGAR database located at www.sec.gov.


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

Pursuant to the requirements of the Securities Exchange Act of 1934, Medstrong International Corporation has duly caused this Information Statement to be signed by the undersigned hereunto authorized.

October 11, 2006.

MEDSTRONG INTERNATIONAL CORPORATION

By: /s/ Jeanine Folz
    ----------------
        Jeanine Folz
        Chief Executive Officer


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


                                   APPENDIX A

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                       MEDSTRONG INTERNATIONAL CORPORATION

      Pursuant to Section 242 of the General Corporation Law of the State of Delaware, Medstrong International Corporation (the "corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

      FIRST: That the Board of Directors of the corporation on September 11, 2006, adopted the resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the corporation [with the effective date to be not less than 20 days following mailing to stockholders of the corporation of the Definitive Information Statement filed with the Securities and Exchange Commission]:

      RESOLVED, that the amendment to Article FOURTH of the corporation's Certificate of Incorporation providing for a one for seventy-five reverse split of the issued and outstanding Common Stock of the corporation is hereby adopted and approved, and that, at the effective time of this amendment, each share of the Corporation issued and outstanding Common Stock as of the record date set by the corporation's Board of Directors shall be subject to a one (1) for seventy-five (75) reverse split, with all fractional shares rounded up to the nearest whole share. The effective time of this amendment shall be after 5:00 p.m. (EDT), November , 2006.

      SECOND: That the amendment was fully approved and adopted by the affirmative written consent of the majority of shares outstanding, in accordance with the provisions of Sections 211 and 216 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the corporation has caused this Certificate of Amendment of Certificate of Incorporation to be signed by its President and attested to by its Secretary this 1st day of November, 2006.

                                        Medstrong International Corporation



                                        By:
                                            -----------------------------
                                            President

ATTEST:


----------------------------
Secretary


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